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                                                                   Exhibit 10.20

HORIZON
Technology Finance

                                  July 18, 2006

Pearl Chan
Corporate Controller
Isilon Systems, Inc.
3101 Western Avenue
Seattle, WA 98121

Dear Ms. Chan:

      This letter is written in connection with that certain Loan Agreement between Horizon Technology Funding Company LLC ("Lender") and Isilon Systems, Inc. ("Borrower"), dated March 22, 2006 and the loan documents related thereto, whereby Lender has made a loan in the original principal amount of Six Million Dollars ($6,000,000) to Borrower (the "Loan"). Borrower has requested that the subclause (e) of the definition of "Permitted Indebtedness" in Section 1.1 of the Loan Agreement be amended to increase the principal amount of the permitted senior revolving credit facility. In consideration for Borrower's payment to Lender of a fee and legal expenses in an aggregate amount of Thirty Thousand Dollars ($30,000), the receipt of which is hereby confirmed by Lender, Lender agrees that subclause (e) of the definition of "Permitted Indebtedness" in
Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

                  "(e) Indebtedness from Silicon Valley Bank consisting of (i) a revolving credit facility in an aggregate principal amount outstanding at any one time does not exceed Eleven Million Dollars ($11,000,000) in which (1) loans are limited to not more than One Hundred Percent (100%) of Borrower's outstanding accounts receivable, inventory and cash, and (2)may include cash management services (including credit card lines of credit), letter of credit arrangements or foreign currency hedging arrangements and (ii) equipment term loans where advances are limited to the purchase price of equipment purchased by Borrower plus soft costs related thereto and the maximum aggregate original principal amount of such term loans does not exceed Two Million Three Hundred Twenty Thousand Dollars ($2,320,000);"

      By signing below and returning a copy of this letter to Lender, Borrower acknowledges that the Loan Agreement is hereby modified in accordance with the provisions set forth above. Borrower further understands and agrees that in modifying the Loan Agreement, Lender is relying upon Borrowers representations, warranties, and agreements, as set forth in the Loan Agreement. Except as expressly modified pursuant to this letter, the terms of the Loan Agreement remain unchanged and in full force and effect. Lender's agreement to modify the Loan Agreement in accordance with the provisions set forth in this letter in no way shall obligate Lender to make any future waivers or modifications to the Loan Agreement. Nothing in this letter shall constitute a satisfaction of the Borrower's indebtedness to Lender. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement, unless the party is expressly released in

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Pearl Chan
Corporate Controller
Isilon Systems, Inc.
July 18, 2006
Page 2 of 2

writing. No maker or endorser will be released by virtue of this letter. The terms of this paragraph apply not only to this letter, but also to all subsequent loan modification agreements.

      The provisions of this letter shall not be deemed effective until such time as Borrower shall have returned a countersigned copy to Lender.

                                           Very truly yours,

                                           HORIZON TECHNOLOGY FUNDING
                                           COMPANY LLC
                                           By: Horizon Technology Finance, LLC,
                                               its sole member

                                           By: /s/ Robert D. Pomeroy, Jr.
                                               ---------------------------------
                                               Robert D. Pomeroy, Jr.
                                               Managing Member

      By executing below, the undersigned acknowledges and confirms the effectiveness of this letter to amend the provisions of the Loan Agreement.

Isilon Systems, Inc.

By: /s/ Pearl Chan
    --------------------------
    Pearl Chan
    Corporate Controller

Dated: 7/18/06

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